Exhibit 10.2
THIRD AMENDMENT
TO
KAMAN CORPORATION
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT

THIS THIRD AMENDMENT is dated November 7, 2012, between Kaman Corporation, a Connecticut corporation (the “Company”), and William C. Denninger (the “Executive”) (this “Amendment”).
WHEREAS, the Executive and the Company are parties to a Change in Control Agreement effective as of November 17, 2008, as amended (the “Agreement”);
WHEREAS, on February 25, 2010, the Company provided the Executive with written notice of non-renewal in accordance with Section 2 of the Agreement;
WHEREAS, the Company has determined to rescind its notice of non-renewal and to renew the Agreement;
WHEREAS, the Executive agrees with the terms of this Amendment;
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows, effective as of November 17, 2012:

1.	Term. Section 2 of the Agreement is amended in its entirety to read as follows:
“2. Term.
The Term of this Agreement is renewed for a period of three (3) years, beginning November 17, 2012 and shall be automatically extended thereafter for successive one (1) year periods unless, at least ninety (90) days prior to the end of the then current one (1) year term, the Company or Executive has notified the other that the term hereunder shall expire at the end of the then-current term. Notwithstanding any such notice, the term of this Agreement shall not expire before the second anniversary of a Change in Control that occurs within the term of this Agreement. The renewal term beginning November 17 , 2012, as it may be extended under this Section 2, is herein referred to as the “Term.””

2.	Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

3.	Full Force and Effect. As expressly modified by the terms of this Amendment, the provisions of the Agreement shall continue in full force and effect.

4.	Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and which together shall constitute but one and the same instrument.

5.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the day and year first written above.
Kaman Corporation

/s/ Neal J. Keating
Neal J. Keating
Chairman, President & Chief Executive
Officer

/s/ William C. Denninger
William C. Denninger